Calculation of Filing Fee Tables
F-3
Recon Technology, Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A Ordinary Shares, par value US$0.0001 per share	457(o)
		Equity	Share Purchase Contracts and Share Purchase Units	457(o)
		Equity	Warrants	457(o)
		Equity	Rights	457(o)
		Equity	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,014.00
			Net Fee Due:						$ 35,416.00
Offering Note
[1]	(1) There are being registered hereunder such indeterminate number of (i) Class A Ordinary Shares, (ii) share purchase contracts and share purchase units, (iii) warrants, (iv) rights and (v) units, as shall have an aggregate initial offering price not to exceed $300,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act. Such indeterminate amounts may from time to time be issued at indeterminate prices, in U.S. Dollars. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also includes such presently indeterminate number of securities as may be issuable from time to time upon conversion or upon exercise of, or in exchange for, any such convertible or exchangeable securities registered hereunder or pursuant to the anti-dilution provisions of any such securities. (2) Pursuant to Rule 416 under the Securities Act of 1933, the securities offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from share splits, share dividends or similar transactions. (3) The proposed maximum per unit and aggregate offering prices per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. (4) The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. (5) Share purchase contracts to purchase Class A Ordinary Shares or other securities registered hereunder. Share purchase contracts may be issued separately or as share purchase units. Share purchase units may consist of a share purchase contract, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the share purchase contracts. (6) Warrants may entitle the holder to purchase our Class A Ordinary Shares or any combination thereof. Warrants may be issued independently or together with Class A Ordinary Shares, and the warrants may be attached to or separate from such securities. (7) Rights evidencing the right to purchase Class A Ordinary Shares. (8) Each unit may consist of one or more of the other securities described in this prospectus in any combination. (9) Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the registration fees previously paid with respect to unsold securities, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	RECON TECHNOLOGY, LTD	F-1	333-282048	09/12/2024		$ 3,062.00	Equity	Class A Ordinary Shares issuable upon exercise of the common warrants	9,523,810	$ 20,000,000.00
Fee Offset Claims	2	RECON TECHNOLOGY, LTD	F-1	333-282048	09/12/2024		$ 2,952.00	Equity	Class A Ordinary Shares	9,523,810	$ 20,000,000.00
Fee Offset Sources	3	RECON TECHNOLOGY, LTD	F-1	333-282048		11/17/2025						$ 3,062.00
Fee Offset Sources	4	RECON TECHNOLOGY, LTD	F-1	333-282048		11/17/2025						$ 2,952.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by a total of $6,014, which represents the registration fee previously paid with respect to the prior registration statement of the Registrant on Form F-1 (File No. 333-282048), which was initially filed on September 12, 2024 and withdrawn prior to the date of effectiveness pursuant to a Form RW filed on November 17, 2025. No securities were sold with respect to the withdrawn registration statement.

[2]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by a total of $6,014, which represents the registration fee previously paid with respect to the prior registration statement of the Registrant on Form F-1 (File No. 333-282048), which was initially filed on September 12, 2024 and withdrawn prior to the date of effectiveness pursuant to a Form RW filed on November 17, 2025. No securities were sold with respect to the withdrawn registration statement.

Offset Note
[3]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by a total of $6,014, which represents the registration fee previously paid with respect to the prior registration statement of the Registrant on Form F-1 (File No. 333-282048), which was initially filed on September 12, 2024 and withdrawn prior to the date of effectiveness pursuant to a Form RW filed on November 17, 2025. No securities were sold with respect to the withdrawn registration statement.

[4]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by a total of $6,014, which represents the registration fee previously paid with respect to the prior registration statement of the Registrant on Form F-1 (File No. 333-282048), which was initially filed on September 12, 2024 and withdrawn prior to the date of effectiveness pursuant to a Form RW filed on November 17, 2025. No securities were sold with respect to the withdrawn registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A